Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Anthony J. Bettencourt, Chief Executive Officer of Verity, Inc. (the “Company”), and Steven R. Springsteel, the Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended February 28, 2005, and to which this Certification is attached as Exhibit 32, (the “Periodic Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 8th day of April, 2005.

/s/ ANTHONY J. BETTENCOURT
Anthony J. Bettencourt
Chief Executive Officer and President

/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel
Senior Vice President of Finance and Administration and Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed to be filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Verity, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.